UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2018

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Address of Principal Executive Offices) (ZIP Code)
Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2018, current director Dennis Holt informed the Directors (the “Board of Directors”) of FTD Companies, Inc. (the “Company”) of his decision to retire from the Board of Directors following the expiration of his term. Mr. Holt will not be standing for re-election at the Company’s 2018 annual meeting. Mr. Holt’s decision to retire and not stand for re-election is not due to any disagreement with the Company relating to the Company’s operations, policies or practices.
Employment Agreement Amendments
On April 23, 2018, the Company entered into certain amendments to the employment agreements of John C. Walden, President and Chief Executive Officer, Scott D. Levin, Executive Vice President, General Counsel and Secretary, and Tom D. Moeller, Executive Vice President, Florist Division.
Employment Agreement of Mr. Walden
Mr. Walden’s employment agreement (the “Walden Employment Agreement”) was amended to provide that certain equity awards will at all times be subject to the terms and conditions of the Company’s Third Amended and Restated 2013 Incentive Compensation Plan (or its successor(s), as in effect from time to time). The Walden Employment Agreement was further amended to provide that on each of January 22, 2019 and January 22, 2020, so long as Mr. Walden is employed by the Company at such time, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company shall take action to grant Mr. Walden certain service-based restricted stock units (a “RSU Grant”), the number of which will be determined by dividing $1.25 million by the greater of $6.65 and the average closing price of the Company’s common stock for the ten trading days immediately prior to such date. Each RSU Grant will vest in substantially equal 25% amounts per year over four years from the date of grant and will be settled in cash or the Company’s common stock. If Mr. Walden’s employment is terminated without cause or for good reason (each as defined in the Walden Employment Agreement) during the term of the Walden Employment Agreement, then upon certain conditions, the RSU Grant Mr. Walden holds on such date of such termination will vest fully on an accelerated basis. Further, if any RSU Grant is not made to Mr. Walden due to his employment being terminated without cause or for good reason, the Company shall provide Mr. Walden with an additional cash severance equal in value to $1.25 million for such RSU Grant that is not made to Mr. Walden, subject to certain conditions.

The Walden Employment Agreement was further amended to provide that on each of January 22, 2019 and January 22, 2020, so long as Mr. Walden is employed by the Company at such time, the Compensation Committee shall take action to grant Mr. Walden service-based stock options (an “Option Grant”) and tandem stock appreciation rights (a “Tandem Rights Grant”) with respect to 100,000 shares of common stock. The Option Grant and the Tandem Rights Grant will vest in substantially equal 25% amounts per year over four years from the date of grant. The Tandem Rights Grant will be settled in cash or common stock.
Additionally, the Walden Employment Agreement was amended to provide that on each of January 22, 2019 and January 22, 2020, so long as Mr. Walden is employed by the Company at such time, the Compensation Committee shall take action to grant Mr. Walden performance-based restricted stock units (a “PSU Grant”), the number of which will be determined by dividing $1.25 million by the greater of $6.65 and the average closing price of the Company’s common stock for the ten trading days immediately prior to such date. Each such performance-based stock unit (“PSU”) will represent the right to receive one share of common stock after the PSU has vested or been earned. Under each PSU Grant, Mr. Walden may earn from 0% to 200% of the target PSUs based on performance with respect to applicable performance metrics and goals. Each PSU Grant will generally vest, if at all, based on performance for the applicable three-year performance period (covering the 2019-2021 performance period and the 2020-2022 performance period, respectively). Such PSU Grant will be settled in cash or common stock. The Walden Employment Agreement also was amended to make other administrative changes to the agreement.

Employment Agreements of Mr. Levin and Mr. Moeller
Mr. Levin’s employment agreement (the “Levin Employment Agreement”) and Mr. Moeller’s employment agreement (together with the Levin Employment Agreement, the “EVP Employment Agreements”) were amended to provide that the vesting acceleration provisions of the EVP Employment Agreements do not apply to the award of any performance-based stock units (“PSUs”), and in the event of a conflict between the vesting acceleration provisions of the award agreement related to any such PSUs (the “PSU Vesting Provisions”) and the vesting provisions contained in each of the EVP Employment Agreements, the PSU Vesting Provisions will prevail. The EVP Employment Agreements also were amended to make other administrative changes to the agreements.
* * * * *
The foregoing is not a complete description of Mr. Walden’s, Mr. Levin’s and Mr. Moeller’s employment agreement amendments and is qualified in its entirety by reference to the full text of such amendments, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018.
Item 8.01    Other Events
On April 25, 2018, the Company announced the nomination of Mr. Mir Aamir for election as director at the Company’s annual meeting of stockholders to be held on June 5, 2018 (the “2018 Annual Meeting”). Mr. Aamir is the President and Chief Executive Officer of Quotient Technology Inc. (“Quotient”), which provides a digital marketing platform to deliver personalized and targeted promotions and media to consumers, and a member of Quotient’s board of directors. In connection with the announcement of Mr. Aamir’s nomination, the Company issued a press release. A copy of the press release is attached as Exhibit 99.1 to this report.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
99.1	Press Release dated April 25, 2018

Additional Information and Where to Find It

The foregoing press release is not a proxy statement or a solicitation of proxies from the holders of common stock of FTD Companies, Inc. A solicitation of proxies in connection with the 2018 Annual Meeting will be made only by the Company’s definitive proxy statement that will be mailed to all stockholders of record on the record date of April 10, 2018. The Company will be filing a definitive proxy statement for the 2018 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the proxy statement and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at http://www.sec.gov or through the Company’s own website at http://investor.ftdcompanies.com/investor-relations. This Form 8-K is being filed as soliciting material pursuant to Rule 14a-12 under the Exchange Act solely as a precautionary matter, notwithstanding the fact that the issuer does not believe it constitutes solicitation material.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with such matters will be set forth in the Proxy Statement to be filed with the SEC. In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its definitive proxy statement filed with the SEC on April 26, 2017, and also will be set forth in the definitive proxy statement for the 2018 Annual Meeting to be filed with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	April 25, 2018	By:	/s/ Scott Levin
			Name:	Scott Levin
			Title:	Executive Vice President, General Counsel and Secretary